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                                                                      EXHIBIT 99


           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 2001


Supplementary information required pursuant to section 9.4 of the partnership agreement:

1. Statement of Cash Available for Distribution for the three months ended September 30, 2001:

          Net Loss                                             $(48,000)
          Add: Depreciation                                      50,000
               Cash from reserves                                25,000
                                                               --------
          Cash Available for Distribution                      $ 27,000
                                                               ========
          Distributions allocated to General Partners          $  2,000
                                                               ========
          Distributions allocated to Limited Partners          $ 25,000
                                                               ========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2001:


          Entity Receiving                           Form of
            Compensation                          Compensation                       Amount
      -------------------------     -------------------------------------------    ----------
      General Partners              Interest in Cash Available for Distribution      $2,000

      WFC Realty Co., Inc.
      (Initial Limited Partner)     Interest in Cash Available for Distribution      $    5